Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Total Realty Trust Inc.

We have audited the accompanying statement of revenues and certain expenses of a portfolio of five properties (the “National Office and Industrial Portfolio Audit Properties”) that were included in the acquisition of a portfolio of 32 office and industrial properties for which the property was either not leased to a single tenant whereby that tenant is responsible for all the operating costs of the property or that tenant is not a public registrant with the Securities and Exchange Commission for the year ended December 31, 2009. This financial statement is the responsibility of the National Office and Industrial Portfolio Audit Properties’ management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of National Office and Industrial Portfolio Audit Properties’ revenues and expenses. In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the National Office and Industrial Portfolio Audit Properties’ for the year ended December 31, 2009, on the basis of accounting described in Note 1.

/s/ EHRHARDT KEEFE
STEINER & HOTTMAN PC

September 3, 2010

Denver, Colorado

National Office and Industrial Portfolio Audit Properties

Statements of Revenues and Certain Expenses

(In thousands)

	For the Six Months Ended June 30, 2010 (Unaudited)	For the Year Ended December 31, 2009
Revenues:
Rental income	$5,280	$10,891
Other revenues	1,195	2,418

Total revenues	6,475	13,309

Certain expenses:
Real estate taxes	572	1,143
Operating expenses	434	901
Insurance expense	190	374
Management fees	17	34

Total certain expenses	1,213	2,452

Excess of revenues over certain expenses	$5,262	$10,857

The accompanying notes are an integral part of these financial statements.

National Office and Industrial Portfolio Audit Properties

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflect the operations of a portfolio of six properties (the “National Office and Industrial Portfolio Audit Properties”) that were included in the acquisition of a portfolio of 32 office and industrial properties, or interests therein, (the “National Office and Industrial Portfolio”) for which the property was either not leased to a single tenant whereby that tenant is responsible for all the operating costs of the property or that tenant is not a public registrant with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2009, and for the six months ended June 30, 2010 (unaudited). The National Office and Industrial Portfolio Audit Properties include both office and industrial properties.

As of both June 30, 2010 and December 31, 2009, the National Office and Industrial Portfolio Audit Properties were 100% leased. The following table presents the gross investment amounts of the National Office and Industrial Portfolio Audit Properties. This gross investment amount exceeds the purchase price of the National Office and Industrial Portfolio Audit Properties due to our provisional allocation of purchase price to intangible lease liabilities and other liabilities acquired as part of the acquisition of the National Office and Industrial Portfolio Audit Properties. Specifically, we made a provisional allocation of approximately $2.0 million of the purchase price to intangible lease liabilities resulting in a corresponding increase to the gross investment attributed to the National Office and Industrial Portfolio Audit Properties. The allocation is preliminary and is subject to change, pending our determination of the final valuation of the related assets (amounts in thousands).

Office Properties:	Market	Net Rentable Square Feet	Primary Tenant	Gross Investment Amount
South Havana Street	Denver, CO	138	Travelport	$12,619
Crown Colony Drive	New England	132	Arbella	19,247
Rue Ferrari Drive	Silicon Valley, CA	286	Western Digital	23,294
Cottonwood Drive	Silicon Valley, CA	180	Abbot Medical	22,409

Total Office Properties		736		77,569
Industrial Properties:
Vickery Drive	Houston, TX	465	CEVA	41,625
East 28th Avenue	Denver, CO	85	CEVA	6,275

Total Industrial Properties		550		47,900

Grand Total		1,286		$125,469

We acquired the National Office and Industrial Portfolio Audit Properties on June 25, 2010 as part of the National Office and Industrial Portfolio. The total acquisition cost of the National Office and Industrial Portfolio was approximately $1.35 billion, of which approximately $123.4 million was preliminarily allocated to the National Office and Industrial Portfolio Audit Properties. In addition, we incurred acquisition costs of approximately $19.1 million relating to due diligence, closing costs and an acquisition fee paid to Dividend Capital Total Advisors LLC (the “Advisor”). This acquisition fee was paid pursuant to an advisory agreement between us and the Advisor, which is a related party, in the amount of approximately $13.5 million. We paid for National Office and Industrial Portfolio through a combination of cash on hand and debt financing assumed upon acquisition.

Related to the acquisition of the National Office and Industrial Portfolio, we incurred borrowings of approximately $858.6 million upon acquisition. For additional details regarding the terms of these borrowings, please see Item 2.03 of Form 8-K filed with the SEC on June 30, 2010.

The accounting records of the National Office and Industrial Portfolio Audit Properties are maintained on the accrual basis of accounting. The accompanying statements of revenues and certain expenses were prepared pursuant to Rule 3-14 of the SEC, and exclude certain material items, such as mortgage interest, depreciation and amortization expense, professional fees and other costs not directly related to future operations of the National Office and Industrial Portfolio Audit Properties. These financial statements are not intended to be a complete presentation of the National Office and Industrial Portfolio Audit Properties’ revenues and expenses and are not considered indicative of our future earnings results. Accordingly, these financial statements are not representative of actual operations for the periods presented due to the exclusion of revenues and certain expenses which may not be comparable to the proposed future operations of the National Office and Industrial Portfolio Audit Properties.

The preparation of financial statements in conformity with Rule 3-14 of the SEC requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental markets in which the National Office and Industrial Portfolio Audit Properties are located, as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information for the six months ended June 30, 2010, included herein, contains all of the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the six months ended June 30, 2010. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

The National Office and Industrial Portfolio Audit Properties’ revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. We record rental revenue for the National Office and Industrial Portfolio Audit Properties for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, the National Office and Industrial Portfolio Audit Properties record a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of approximately $272,000 and $837,000 for the six months ended June 30, 2010 (unaudited) and for the year ended December 31, 2009, respectively.

Approximate future minimum rentals under non-cancelable, in-place leases, of the National Office and Industrial Portfolio Audit Properties, as of December 31, 2009, are as follows (amounts in thousands):

For years ended December 31,	Future Minimum Rentals
2010	$10,479
2011	10,740
2012	11,254
2013	11,518
2014	9,536
Thereafter	20,839

Total	$74,366

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

Five tenants accounted for greater than 10% of the rental revenues of the National Office and Industrial Portfolio Audit Properties, for the year ended December 31, 2009. See the following table for details of each of these tenants’ respective percentages of rental revenues for the year ended December 31, 2009.

Tenant	Industry	Lease Expiration	% of 2010 Rental Revenue	% of 2009 Rental Revenue	% of Future Minimum Lease Payments
CEVA Logistics	Integrated Supply Chain Logistics	12/31/2017	40%	40%	49%
Abbot	Ophthalmic Goods	6/30/2017	12%	10%	19%
Western Digital	Computer Hardware	3/31/2015	17%	17%	13%
Arbella	Insurance Agents, Brokers, and Service	12/31/2013	18%	16%	10%
Travelport	Business Services - Travel	7/31/2014	13%	13%	9%